EXHIBIT 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of PowerShares Exchange-Traded Fund Trust II (the “Registrant”), do hereby certify, to such officer’s knowledge, that:

(1)	The Form N-CSR of the Registrant for the period October 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 31, 2007

/s/ H. Bruce Bond

Name: H. Bruce Bond

Title: Chairman and Chief Executive Officer

Dated: December 31, 2007

/s/ Bruce T. Duncan

Name: Bruce T. Duncan,

Title: Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.